As filed with the Securities and Exchange Commission on April 13, 2016

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Ontario, Canada	240 Matheson Blvd. East	98-1220792
(State or other jurisdiction of	Mississauga, Ontario L4Z 1X1	(I.R.S. Employer
Incorporation or Organization)	(858) 571-5555	Identification No.)

(Address and telephone number of
Registrant’s principal executive offices)

Eric L. Kelly
Chief Executive Officer
9112 Spectrum Center Boulevard
San Diego, California 92123
(858) 571-5555
(Name, address, and telephone number of agent for service)

Copy to:
Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per unit(2)	offering price(2)	registration fee
Secondary Shares
Common Shares, no par value per share	7,287,679	$1.27	$9,255,353	$932

(1)

This registration statement shall also cover any additional common shares that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding common shares of the registrant. This registration statement relates to the resale of common shares previously issued to the selling shareholders or issuable upon exercise of warrants previously issued to the selling shareholders.

(2)

Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.30 and low $1.23 sales prices of the registrant’s common shares on The Nasdaq Global Market on April 12, 2016. The registrant is not selling any common shares in this offering and, therefore, will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED April 13, 2016

PROSPECTUS

7,287,679 Common Shares

This prospectus relates to the resale or other disposition by certain selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of 7,287,679 common shares issued or issuable upon the exercise of warrants issued to the selling shareholders. Of the common shares to which this prospectus relates, 3,031,249 common shares have been issued through the partial exercise of a warrant, with an exercise price of $1.22 per common share, issued pursuant to a warrant exchange agreement, dated March 25, 2016, between us and a selling shareholder, and 4,167,967 common shares remain issuable upon exercise of the same warrant. The remaining 88,463 common shares to which this prospectus relates are issuable pursuant to a warrant with an exercise price of $2.06 per common share, issued as compensation to Ladenburg Thalmann & Co. Inc. for acting as our placement agent in connection with our December equity financing.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any common shares for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the common shares covered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Our common shares are traded on The Nasdaq Global Market under the symbol “ANY”. On April 8, 2016, the last reported sale price for our common shares on Nasdaq was $1.32 per share.

We will pay the expenses related to the registration of the common shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                ..

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process.

You should read this prospectus, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 30, 2016;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001- 36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows and the notes to the financial statements related thereto for the year ended December 31, 2013 contained in our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•	The consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders, each contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•	Our Report of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 7, 2016; and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward- looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaim any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allow organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from our primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

Common shares offered by the selling shareholders, including common shares issuable upon exercise of the warrants:	7,287,679

Common shares to be outstanding after the offering:	53,325,969 (1)

Nasdaq Global Market symbol:	ANY

Use of proceeds:

To the extent that we have received or will receive additional cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. See “Use of Proceeds” beginning on page 10.

Risk factors:

See “Risk Factors” beginning on page 7 and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision

(1)	The number of common shares shown to be outstanding is based on the number of common shares outstanding as of April 6, 2016, and excludes as of such date:

•	3,587,396 common shares subject to outstanding options having a weighted-average exercise price of $2.41 per share;
•	2,068,652 common shares reserved for issuance in connection with future awards under our 2015 Performance Incentive Plan and 5,277,857 restricted share units outstanding and unreleased under the plan;
•	2,000,000 common shares reserved for future sale under our Employee Stock Purchase Plan; and
•	7,258,856 common shares issuable pursuant to outstanding warrants having a weighted-average exercise price of $2.96 per share, including warrants to purchase up to, in aggregate, 800,000 common shares issued on February 19, 2015, March 6, 2015, March 20, 2015 and December 2015 to FBC Holdings S.à r.l. in connection with draws on our Revolving Credit Agreement with FBC (with each such warrant’s exercise price being determined by reference to 110% of the closing price for our common shares on The NASDAQ Global Market on the last complete trading day immediately prior to issuance) and a warrant to purchase up to, in aggregate, 500,000 common shares issued on February 26, 2016 in connection with the amendment to our 8% Senior Secured Convertible Debenture with FBC (with each such warrant's exercise price being determined by reference to 110% of the closing price for our common shares on the NASDAQ Global Market on the last complete trading day immediately prior to issuance).

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of our outstanding warrants or options to purchase common shares described above.

Recent Developments

Warrant Exchange Agreement

A portion of the shares offered under this prospectus were issued or are issuable pursuant to the terms of a warrant for the purchase of up to, in aggregate, 7,199,216 common shares, no par value, issued in connection with a warrant exchange agreement entered into with the selling shareholder on March 25, 2016 in a privately negotiated exchange under Section 3(a)(9) of the Securities Act of 1933, as amended, in exchange for the surrender and cancellation of previously outstanding warrants for the purchase of up to, in aggregate, 3,031,249 common shares. The previously outstanding warrants were issued pursuant to (i) that certain Purchase Agreement, dated as of May 13, 2015, by and between the Company and the Holder, (ii) that certain Purchase Agreement, dated as of August 10, 2015, by and between the Company and the Holder, and (iii) that certain Subscription Agreement, dated as of September 22, 2015, by and between the Company and the Holder. The terms of the new warrant are substantially similar to the previously outstanding warrants except (i) in the case of the existing warrants issued pursuant to the May 2015 purchase agreement, the exercise price has changed from $4.00 per common share to $1.22 per common share, (ii) in the case of the existing warrants issued pursuant to the August 2015 purchase agreement and the September 2015 subscription agreement, the exercise price has changed from $2.33 per common share to $1.22 per common share, and (iii) the expiry date has changed from various dates between May 18, 2020 and September 22, 2020 to April 14, 2016. However, pursuant to the terms of the warrant exchange agreement, because the selling shareholder exercised the new warrant for the purchase of 3,031,249 common shares before April 14, 2016, the expiry date for the balance of the unexercised portion of the new warrant became March 25, 2021. We received $3.7 million in proceeds from the selling shareholder’s partial exercise of the warrant on March 25, 2016.

Debt Financing

Overland Storage, Inc., a California corporation (“Overland”) and wholly owned subsidiary of our company, Tandberg Data GmbH, a limited liability company organized under the laws of Germany and wholly owned subsidiary of our company (“Tandberg” and, together with Overland, collectively the “Borrowers”), and Opus Bank, a California commercial bank, as Lender (“Lender”), have entered into a Credit Agreement, dated as of April 6, 2016 (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, the Lender will provide the Borrowers a $10 Million revolving credit facility and Overland $10 Million term loan facility. The revolving credit facility will mature on April 6, 2018, and the term loan facility will mature the earlier of the maturity date in the Debenture (as defined below) or April 6, 2020. Further, as a condition of the extension of credit to the Borrowers under the Credit Agreement, we agreed to issue to the Lender a warrant for the purchase of up to 1,541,768 common shares at an exercise price of $1.30 per common share.

We also entered into a Second Amendment, dated April 6, 2016, (the “Second Amendment”) to our existing 8% Senior Secured Convertible Debenture, dated December 1, 2014, issued to FBC Holdings S.a r.l. (the “Debenture”), pursuant to which, among other things, the Debenture has been amended to provide an additional loan of $5,000,000 under the Debenture (the “Additional Loan”) and to make certain other amendments provided therein. The proceeds of the Additional Loan were used to pay off a portion of the outstanding obligations under the Revolving Credit Agreement referred to below.

In connection with the transactions contemplated by the Credit Agreement and the Second Amendment, we and the Borrowers have repaid all outstanding obligations under the Amended and Restated Loan and Security Agreement, dated as of March 19, 2014, by and among the Borrowers and Silicon Valley Bank, as amended, and all outstanding obligations under the Revolving Credit Agreement, dated as of July 10, 2015, by and among the Company, the subsidiaries of the Company party thereto and FBC Holdings S.à r.l., and such Amended and Restated Loan and Security Agreement and the Revolving Credit Agreement have been terminated.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Business

If we are unable to generate sufficient cash from operations or raise additional financing, we may be unable to fund our operations.

We require sufficient cash from operations together with cash from debt, equity or equity based financing, including financing from this offering, to fund our operations as currently conducted. Our available cash and cash equivalents was $8.7 million and our outstanding indebtedness was $36.9 million as of December 31, 2015. Cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties. Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. In addition, we expect to continue to need to raise debt, equity and equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

Our cash and other sources of liquidity may not be adequate to fund our operations for the next 12 months. If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

We have projected that cash on hand, available borrowings under our credit facility may not be sufficient to allow us to continue operations for the next 12 months. Significant changes from our current forecasts, including, but not limited to: (i) shortfalls from projected sales levels, (ii) unexpected increases in product costs, (iii) increases in operating costs, (iv) changes to the historical timing of collecting accounts receivable and/or (v) failure to secure additional capital under our credit facility or to secure additional debt or equity financing could have a material adverse impact on our ability to operate our business or to access the level of funding necessary to continue operations at current levels. If any of these events occur, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or suspend or curtail planned programs. Any of these actions could materially harm our business, and/or results of operations and future prospects.

We may seek debt, equity, or equity-based financing when market conditions permit. Such financing may not be available on favorable terms, or at all. If we need additional funding for operations and are unable to raise it through debt or equity financings, we may be forced to liquidate assets and/or curtail or cease operations. If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders will be diluted. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets.

Our credit facility contains restrictions and requirements on our operations, including financial covenants. We have in the past failed to comply with financial covenants in certain of our loan documents, and similar defaults in the future could adversely affect our financial condition and our ability to meet our payment obligations on our indebtedness.

We have obtained external funding for our business through a Credit Agreement with Opus Bank. This Credit Agreement contains restrictions on the amount of debt we may incur and other restrictions and requirements on our operations. We have in the past defaulted under financial covenants in our previous loan documents, which was waived by our previous lender. Upon the occurrence of certain events of default under our current credit facility, our lender may elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. In the event of such acceleration or if we are unable to otherwise maintain compliance with covenants set forth in these arrangements or if these arrangements are otherwise terminated for any reason, it could have a material adverse effect on our ability to access the level of funding necessary to continue operations at current levels. If any of these events occur, management may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm our business, results of operations and future prospects.

Risks Related to Our Common Shares and this Offering

Our share price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended March 31, 2016, our closing share price on The NASDAQ Global Market has ranged from a low of $1.15 to a high of $5.71. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares or securities convertible into common shares by us could result in a decline in the trading price of our common shares and the dilution of the ownership interest of our existing shareholders.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares or securities convertible into common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issuable upon exercise of outstanding warrants, the conversion of outstanding convertible debt, or the effectiveness of our registration statement may cause the market price of our shares to decline.

We have warrants outstanding for the purchase of up to 11,515,286 common shares, including warrants to purchase the common shares covered by this prospectus, and our 8% Senior Secured Convertible Debenture is convertible to common shares at a conversion price of $3.00 per common share. Additionally, we are in the process of registering with the SEC the common shares issued or issuable upon exercise of warrants for resale, and upon the effectiveness of the registration statement for these shares, they may be freely sold in the open market. The sale of our common shares upon exercise of our outstanding warrants, the conversion of the debenture into common shares, or the sale of a significant amount of the common shares issued or issuable upon exercise of the warrants in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Future sales of our securities under certain circumstances may trigger price-protection provisions in outstanding warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

In connection with our registered direct offering in December 2015, we issued a warrant exercisable to purchase up to 1,500,000 common shares that contains certain price protection provisions. If we, at any time while these warrants are outstanding, effect certain variable rate transactions and the issue price, conversion price or exercise price per share applicable thereto is less than the exercise price then in effect for the warrants, then the exercise price of the warrants will be reduced to equal such price. Further, if as of the 180 day anniversary from November 30, 2015, the quotient of (x) the sum of the volume weighted average price of our common shares for each trading day during the five consecutive trading days ending and including the trading day immediately preceding such date, divided by (y) five is less than the current exercise price of $2.50 per common share, the exercise price of the warrants will be adjusted to such price. The triggering of these price protection provisions or the potential adjustment to the exercise price of this warrant, together with its exercise for the purchase of 1,500,000 common shares, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

Under the terms of our registration rights agreements entered into with certain investors in connection with private placements of our securities in May, June, and August 2015 and in connection with the warrant exchange agreement we entered into with a selling shareholder, if we fail to comply with certain provisions set forth in these agreements, including covenants requiring that we maintain the effectiveness of the registration statements registering these securities, then we will be required to pay liquidated damages to our investors. There can be no assurance that the registration statements will remain effective for the time periods necessary to avoid payment of liquidated damages. If we are required to pay our investors liquidated damages, this could materially harm our business and future prospects.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We may not be able to maintain our listing on the NASDAQ Global Market. If our common stock is delisted from NASDAQ, our business, financial condition, results of operations and stock price would be adversely affected, and the liquidity of our stock and our ability to obtain financing could be impaired.

Maintaining the listing of our common stock on the NASDAQ Global Market requires that we comply with certain listing requirements. If our common stock ceases to be listed for trading on NASDAQ for any reason, it may harm our stock price, increase the volatility of our stock price, decrease the level of trading activity and make it more difficult for investors to buy or sell shares of our common stock. Our failure to maintain a listing on NASDAQ may constitute an event of default under our outstanding indebtedness as well as any future indebtedness, which could accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares, which would adversely affect the trading price of our common stock. If we are not listed on NASDAQ, we will be limited in our ability to raise additional capital we may need.

USE OF PROCEEDS

To the extent that we have received or will receive additional cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

SELLING SHAREHOLDER

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 7,287,679 common shares issued or issuable upon exercise of the warrant issued pursuant to the exchange agreement dated March 25, 2016 and the warrant issued as compensation to Ladenburg Thalmann & Co. Inc. for acting as our placement agent in connection with our December equity financing. The table below presents information regarding the selling shareholder, the common shares beneficially owned prior to the private placement offering and the common shares that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholder may sell or otherwise dispose of the common shares covered hereby. The selling shareholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares covered by this prospectus will be sold by the selling shareholder.

Beneficial Ownership(1)
	Number of	Percent		Number of	Percent
	Shares	of		Shares	of
	Beneficially	Class	Number of	Beneficially	Class
	Owned Prior	Prior	Shares	Owned	After
Name of Selling	to the	to the	Offered	After this	this
Shareholder (2)	Offering	Offering	Hereby (3)	Offering	Offering
MacFarlane Family Ventures LLC (4)	9,554,830(5)	17.9%	7,199,216	2,355,614	4.4%
Ladenburg Thalmann & Co. Inc. (6)	88,463	*	88,463	—	*

* Less than 1.0%.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of April 6, 2016. Percentage ownership is based on an aggregation of the 49,069,539 common shares issued and outstanding as of April 6, 2016 and assumes issuance of the remaining common shares issuable upon exercise of the warrant issued pursuant to the exchange agreement dated March 25, 2016 and the warrant issued as compensation to Ladenburg Thalmann & Co. Inc. for acting as our placement agent in connection with our December equity financing. This amount totals 53,325,969 common shares.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and our records.

(3)

7,199,216 common shares offered pursuant to this prospectus were issued or are issuable pursuant to the warrant issued to the selling shareholder in connection with the warrant exchange agreement we entered into with the selling shareholder on March 25, 2016. The remaining 88,463 common shares offered pursuant to this prospectus are issuable pursuant to a warrant with an exercise price of $2.06 per common share, issued as compensation to Ladenburg Thalmann & Co. Inc. for acting as our placement agent in connection with our December equity financing.

(4)

Mr. Victor B. MacFarlane has voting and investment power with respect to the common shares held by this selling shareholder. The address for this selling shareholder is: 201 Spear Street 14th Floor, San Francisco, California 94105.

(5)	Consists of a warrant currently exercisable for 4,167,967 common shares and 5,386,863 common shares held directly by MacFarlane Family Ventures LLC.

(6)
Ladenberg Thalmann & Co. Inc. is a registered broker-dealer and a wholly-owned subsidiary of Ladenburg Thalmann Financial Services Inc. The address for this selling shareholder is: 4400 Biscayne Blvd., Miami, Florida 33137.

PLAN OF DISTRIBUTION

We are registering the common shares issued or issuable upon exercise of the warrants to permit the resale of the common shares by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the aggregate purchase price of the common shares less aggregate discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with one of the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act without the Company being in compliance with the reporting requirements set forth under Rule 144(d)(1)(i).

CAPITALIZATION

The following table sets forth our cash and cash-equivalents and our capitalization as of December 31, 2015 on an actual basis.(1) The table below does not present our capitalization on an as-adjusted basis to give effect to the issuance and sale of the 7,199,216 common shares issued or issuable upon exercise of the warrant issued on March 25, 2016 or the 88,463 common shares issuable upon exercise of the warrant issued as compensation to Ladenburg Thalmann & Co. Inc. for acting as our placement agent in connection with our December equity financing. The holders of the warrants are not obligated to exercise them for the purchase of our common shares, and as a result, there can be no assurance that the holders will exercise the warrants. In addition, the table below does not reflect our recent debt financing completed on April 6, 2016, pursuant to which we repaid the outstanding debt under our Revolving Credit Agreement and Amended and Restated Loan and Security Agreement. Our new lender has provided certain of our subsidiaries a $10 Million revolving credit facility and a $10 Million term loan facility. In addition, on April 6, 2016, we amended our Convertible Debenture to provide an additional loan of $5 Million.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 40-F for the year ended December 31, 2015 filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

(In thousands, except per share information)	As of December 31, 2015
Cash and cash equivalents	$8,661
Revolving Credit Agreement	$10,000
Amended and Restated Loan and Security Agreement	$7,391
Convertible Debenture (Long-Term)	$19,500
Stockholders’ equity
Common shares, no par value per share; unlimited shares authorized, 45,198 thousand shares issued and outstanding	$136,058
Accumulated deficit	(66,783)
Accumulated Other Comprehensive Loss	(1,135)
Total shareholders’ equity	$68,140

(1) Subsequent to December 31, 2015, an aggregate of 3,870,825 common shares were issued pursuant to (i) restricted share issuance releases, (ii) the subscription agreements we entered into with investors on December 15, 2015, and (iii) warrant exercises, including the partial exercise of the warrant issued to MacFarlane Family Ventures LLC for the purchase of 3,031,249 common shares.

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual Information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

NASDAQ:

	ANY shares NASDAQ
	(in US$)
	High	Low

Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
December 31	3.35	1.33
September 30	5.71	1.99
June 30	5.17	3.14
March 31	7.13	3.47
2016, quarter ended
June 30 (through April 12, 2016)	1.34	1.05
March 31	1.97	1.15
Monthly information for the most recent six months
October 2015	3.36	2.05
November 2015	2.75	1.79
December 2015	1.83	1.33
January 2016	1.46	1.15
February 2016	1.84	1.26
March 2016	1.97	1.24
April 2016 (through April 12, 2016)	1.34	1.05

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table lists the costs and expenses payable by us in connection with the sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$932
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$40,932

SHARE CAPITAL

As of April 6, 2016, 49,069,539 common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation, bylaws, and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2015 and 2014, and for the years then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2015, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams LLP has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 9 by reference.

Item 10.	Undertakings

(a)      The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

5.      \That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if relying on Rule 430B:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of April, 2016.

SPHERE 3D CORP.

By:	/s/ ERIC L. KELLY
Eric L. Kelly
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric L. Kelly and Kurt L. Kalbfleisch, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ ERIC L. KELLY	Chairman of the Board and Chief Executive Officer	April 13, 2016
Eric L. Kelly	(Principal Executive Officer)

/s/ KURT L. KALBFLEISCH	Chief Financial Officer	April 13, 2016
Kurt L. Kalbfleisch	(Principal Financial and Accounting Officer)

/s/ PETER ASHKIN	Director	April 13, 2016
Peter Ashkin

/s/ MARIO BIASINI	Director	April 13, 2016
Mario Biasini

/s/ DANIEL J. BORDESSA	Director	April 13, 2016
Daniel J. Bordessa

/s/ GLENN M. BOWMAN	Director	April 13, 2016
Glenn M. Bowman

/s/ VIVEKANAND MAHADEVAN	Director	April 13, 2016
Vivekanand Mahadevan

/s/ PETER TASSIOPOULOS	Director	April 13, 2016
Peter Tassiopoulos

EXHIBIT INDEX

Number	Description

3.1	Certificate and Articles of Amalgamation (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

3.2	By-laws (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

4.1	Form of common share certificate.

4.2	Exchange Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.3	Warrant issued pursuant to Exchange Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.4	Registration Rights Agreement (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

4.5	Warrant issued to Ladenburg Thalmann & Co. Inc. (incorporated by reference to our Form 40-F filed with the SEC on March 30, 2016).

5.1	Opinion of Stikeman Elliot LLP.

23.1	Consent of Collins Barrow (consent of independent registered public accounting firm).

23.2	Consents of Moss Adams LLP (consent of independent registered public accounting firm).

23.3	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft (consent of independent registered public accounting firm).

23.4	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement hereto).